Exhibit 99.1

ATSG Reports Second Quarter 2024 Results

Raises 2024 Adjusted EBITDA Outlook

Generates Strong Free Cash Flow

Leases Four Boeing 767 Freighters to Customers since June 30

WILMINGTON, OH, August [  ], 2024 - Air Transport Services Group, Inc. (Nasdaq: ATSG), the leading provider of medium wide-body freighter aircraft leasing, contracted air transportation, and related services, today reported consolidated financial results for the second quarter ended June 30, 2024. Those results, as compared with the same period in 2023, were as follows:

Second Quarter Results

•	Revenues of $488 million, versus $529 million
•	GAAP Earnings per Share (diluted) from Continuing Operations of $0.11, versus $0.49
•	GAAP Pretax Earnings from Continuing Operations of $10.7 million, versus $49.7 million
•	Adjusted Pretax* Earnings of $17.3 million, versus $57.9 million
•	Adjusted EPS* of $0.19, versus $0.57
•	Adjusted EBITDA* of $130.4 million, versus $157.1 million
•	Free Cash Flow was $91.8 million, versus negative $1.3 million

Mike Berger, chief executive officer of ATSG, said, "Our second quarter results were affected by fewer block hours by our airlines and the scheduled return of Boeing 767-200 freighters since a year ago. We beat our internal expectations for the quarter, however, and are positioned for further improvement in the second half of the year, particularly in the fourth quarter. We're encouraged by the free cash flow we're generating and have again raised our full year guidance for Adjusted EBITDA. We have leased four aircraft to customers since the end of June and are encouraged by the momentum we're seeing in the global markets we serve.  We remain proud of the service levels we deliver every day and are particularly pleased that we met commitments to our customer Amazon during this year's Prime Week."

* Adjusted EPS (Earnings per Share), Adjusted Pretax Earnings, Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), Free Cash Flow, and Adjusted Free Cash Flow are non-GAAP financial measures used in this release, which are defined and reconciled to the most directly comparable financial measures calculated and presented in accordance with GAAP at the end of this release.

Segment Results

Cargo Aircraft Management (CAM)

•	Aircraft leasing and related revenues decreased 7% for the second quarter, including the benefit of revenues from fourteen additional freighter leases, including eleven additional 767-300s and three Airbus A321-200s since the end of June 2023. These lease revenues were more than offset by the scheduled returns of nine 767-200 freighters and four 767-300 freighters over that same period. Revenue reductions associated with the 767-200 fleet include the effect of fewer cycles operated by lessees under our 767-200 engine power program.
•	CAM’s second quarter pretax earnings decreased $16 million, or 51%, to $15 million versus the prior-year quarter. The biggest driver of the year-over-year decrease was the previously mentioned reduction in 767-200 freighter lease and engine power program revenues. Segment interest expense increased by $4 million and depreciation increased by $9 million versus the prior-year quarter.
•	CAM leased three 767s and sold five others to external customers in the second quarter. Six 767-200 freighters were returned by external customers upon lease expiration. At the end of the second quarter, eighty-seven CAM-owned freighter aircraft were leased to external customers, one more than a year ago.
•	Twenty-three CAM-owned aircraft were in or awaiting conversion to freighters at the end of the second quarter, six fewer than at the end of the prior-year quarter. This included twelve 767s, six A321s, and five A330s. Two of the A330s are expected to complete conversion and be leased to an external customer in the fourth quarter 2024.

ACMI Services

•	Pretax loss was $7 million in the second quarter, versus earnings of $24 million in the second quarter of 2023. Revenue block hours for ATSG's airlines decreased 10% versus the prior-year quarter. Cargo block hours decreased 11% for the second quarter, reflecting the removal of certain 767-200 freighter aircraft from service and less international flying versus the prior year. Passenger block hours decreased 4% in the quarter. In addition to the reduced flying hours and reduced revenues, ACMI Services experienced increased expenses for crew training, maintenance, travel and ground service rates. Of the decrease in pretax earnings, $3 million was attributable to an increase in non-cash amortization for Amazon warrants.

2024 Outlook

Taking into account the four aircraft leases that commenced since the end of June, ATSG expects Adjusted EBITDA of approximately $526 million in 2024. That is an increase, concentrated in the fourth quarter, of $10 million from the outlook provided in May 2024. This forecast excludes any contribution from additional aircraft leases not currently under contractual commitment. The Company continues to see the potential for additional Adjusted EBITDA from new lease commitments for available aircraft and opportunities for additional flying.

ATSG expects capital spending for 2024 to be $390 million, down from the $410 million estimated in May 2024, and down $400 million from 2023 actual spending. ATSG's total projected capital spend includes growth capital of $225 million. ATSG expects third quarter Adjusted EBITDA to be similar to the second quarter as ramp-up costs for adding ten Amazon supplied 767 freighters continue, but higher in the fourth quarter when the last few enter service and other peak-season operations occur.

Berger added, “We are on track to achieve our improved 2024 outlook. We expect contracted pricing increases and seasonal charter opportunities in the fourth quarter, which should drive improved sequential results in our ACMI Services segment. This expected improvement, combined with momentum in our core leasing business, positions us well to drive earnings growth in 2025. We are ahead of our target for positive free cash flow for the year, with $107 million generated in the first half and an expectation to add to that total in the second half."

Non-GAAP Financial Measures

This release, including the attached tables, contains financial measures that are calculated and presented in accordance with Generally Accepted Accounting Principles ("GAAP") in the United States, and financial measures that are not calculated and presented in accordance with GAAP ("non-GAAP financial measures"). Management uses these non-GAAP financial measures to evaluate historical results and project future results. Management believes that these non-GAAP financial measures assist in highlighting operational trends, facilitating period-over-period comparisons, and providing additional clarity about events and trends affecting core operating performance. Disclosing these non-GAAP financial measures provides insight to investors about additional metrics that management uses to evaluate past performance and prospects for future performance. Non-GAAP financial measures should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP and may be calculated differently by other companies.

The historical non-GAAP financial measures included in this release are reconciled to the most directly comparable financial measure calculated and presented in accordance with GAAP in the non-GAAP reconciliation tables included later in this release. The Company does not provide a reconciliation of projected Adjusted EBITDA or Adjusted EPS, as permitted by Item 10(e)(1)(i)(B) of Regulation S-K, because it is unable to predict with reasonable accuracy the value of certain adjustments and as a result, the comparable GAAP measures are unavailable without unreasonable efforts. For example, certain adjustments can be significantly impacted by the re-measurements of financial instruments including stock warrants issued to a customer. The Company’s earnings on a GAAP basis, including its earnings per share on a GAAP basis, and the non-GAAP adjustments for gains and losses resulting from the re-measurement of stock warrants, will depend on, among other things, the future prices of ATSG stock, interest rates, and other assumptions which are highly uncertain. As a result, the Company believes such reconciliations of forward-looking information would imply a degree of precision and certainty that could be confusing to investors.

Conference Call

ATSG will host an investor conference call on Friday, August 9, 2024, at 10 a.m. Eastern Time to review its results for the second quarter of 2024, and its outlook for the remainder of the year. Live call participants must register via this link, which is also available at ATSG’s website (www.atsginc.com) under “Investors” and “Presentations.” Once registered, call participants will receive dial-in numbers and a unique Personal Identification Number (PIN) that must be entered to join the live call. Listen-only access to live and replay versions of the call, including slides, will be available via a webcast link at the same ATSG website location. Slides that accompany management’s discussion of first-quarter results may be downloaded from there starting shortly before the start of the call at 10 a.m.

About ATSG

ATSG is a leading provider of aircraft leasing and air cargo transportation and related services to domestic and foreign air carriers and other companies that outsource their air cargo lift requirements. ATSG, through its leasing and airline subsidiaries, is the world's largest owner and operator of converted Boeing 767 freighter aircraft. Through its principal subsidiaries, including three airlines with separate and distinct U.S. FAA Part 121 Air Carrier certificates, ATSG provides aircraft leasing, air cargo lift, passenger ACMI and charter services, aircraft maintenance services and airport ground services. ATSG's subsidiaries include ABX Air, Inc.; Airborne Global Solutions, Inc.; Airborne Maintenance and Engineering Services, Inc., including its subsidiary, Pemco World Air Services, Inc.; Air Transport International, Inc.; Cargo Aircraft Management, Inc.; and Omni Air International, LLC. For more information, please see www.atsginc.com.

Cautionary Note Regarding Forward-Looking Statements

Throughout this release, Air Transport Services Group, Inc. (“ATSG") makes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, as amended (the “Act”). Except for historical information contained herein, the matters discussed in this release contain forward-looking statements that involve inherent risks and uncertainties. Such statements are provided under the “safe harbor” protection of the Act. Forward-looking statements include, but are not limited to, statements regarding anticipated operating results, prospects and aircraft in service, technological developments, economic trends, expected transactions and similar matters. The words “may,” “believe,” “expect,” “anticipate,” “target,” “goal,” “project,” “estimate,” “guidance,” “forecast,” “outlook,” “will,” “continue,” “likely,” “should,” “hope,” “seek,” “plan,” “intend” and variations of such words and similar expressions identify forward-looking statements. Similarly, descriptions of ATSG’s objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements are susceptible to a number of risks, uncertainties and other factors. While ATSG believes that the assumptions underlying its forward-looking statements are reasonable, investors are cautioned that any of the assumptions could prove to be inaccurate and, accordingly, ATSG’s actual results and experiences could differ materially from the anticipated results or other expectations expressed in its forward-looking statements. A number of important factors could cause ATSG's actual results to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to: (i) changes in the market demand for ATSG's assets and services, including the loss of customers or a reduction in the level of services it performs for customers; (ii) its operating airlines' ability to maintain on-time service and control costs; (iii) the cost and timing with respect to which it is able to purchase and modify aircraft to a cargo configuration; (iv) fluctuations in ATSG's traded share price and in interest rates, which may result in mark-to-market charges on certain financial instruments; (v) the number, timing, and scheduled routes of its aircraft deployments to customers; (vi) ATSG's ability to remain in compliance with key agreements with customers, lenders and government agencies; (vii) the impact of current supply chain constraints, which may be more severe or persist longer than it currently expects; (viii) the impact of the current competitive labor market; (ix) changes in general economic and/or industry-specific conditions, including inflation and regulatory changes; and (x) the impact of geopolitical tensions or conflicts and human health crises, and other factors that could cause ATSG’s actual results to differ materially from those indicated by such forward-looking statements, which are discussed in “Risk Factors” in Item 1A of ATSG's 2023 Form 10-K and may be contained from time to time in its other filings with the U.S. Securities and Exchange Commission, including its annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Readers should carefully review this release and should not place undue reliance on ATSG's forward-looking statements. These forward-looking statements were based only on information, plans and estimates as of the date of this release.  New risks and uncertainties arise from time to time, and factors that ATSG currently deems immaterial may become material, and it is impossible for ATSG to predict these events or how they may affect it. Except as may be required by applicable law, ATSG undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes. ATSG does not endorse any projections regarding future performance that may be made by third parties.

Contact:

Quint Turner, ATSG Inc. Chief Financial Officer

937-366-2303

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)

(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
REVENUES	$488,410	$529,339	$973,927	$1,030,434

OPERATING EXPENSES
Salaries, wages and benefits	164,079	170,458	335,561	347,173
Depreciation and amortization	91,879	82,691	182,259	167,419
Maintenance, materials and repairs	46,727	50,436	96,610	94,269
Fuel	65,577	67,271	129,122	134,026
Contracted ground and aviation services	21,726	19,682	37,432	37,470
Travel	32,180	31,222	62,626	60,775
Landing and ramp	4,505	4,744	8,535	8,868
Rent	7,698	8,274	15,230	16,386
Insurance	2,557	2,684	5,293	5,232
Other operating expenses	20,161	22,136	36,934	41,652
	457,089	459,598	909,602	913,270
OPERATING INCOME	31,321	69,741	64,325	117,164
OTHER INCOME (EXPENSE)
Interest income	218	180	457	395
Non-service component of retiree benefit costs	(1,086)	(3,218)	(2,171)	(6,436)
Net gain on financial instruments	2,946	1,818	5,301	78
Loss from non-consolidated affiliate	(1,254)	(2,107)	(1,333)	(2,513)
Interest expense	(21,403)	(16,672)	(43,391)	(32,377)
	(20,579)	(19,999)	(41,137)	(40,853)
EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	10,742	49,742	23,188	76,311
INCOME TAX EXPENSE	(3,314)	(11,720)	(7,141)	(18,148)
EARNINGS FROM CONTINUING OPERATIONS	7,428	38,022	16,047	58,163
EARNINGS FROM DISCONTINUED OPERATIONS, NET OF TAXES	—	—	—	—
NET EARNINGS	$7,428	$38,022	$16,047	$58,163

EARNINGS PER SHARE - CONTINUING OPERATIONS
Basic	$0.11	$0.54	$0.25	$0.82
Diluted	$0.11	$0.49	$0.24	$0.73

WEIGHTED AVERAGE SHARES - CONTINUING OPERATIONS
Basic	65,028	70,722	65,000	71,259
Diluted	67,301	79,515	67,268	81,276

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In thousands, except share data)

	June 30, 2024	December 31, 2023
ASSETS
CURRENT ASSETS:
Cash, cash equivalents and restricted cash	$28,714	$53,555
Accounts receivable, net of allowance of $1,151 in 2024 and $1,065 in 2023	205,740	215,581
Inventory	50,548	49,939
Prepaid supplies and other	30,476	26,626
TOTAL CURRENT ASSETS	315,478	345,701

Property and equipment, net	2,819,077	2,820,769
Customer incentive	140,764	60,961
Goodwill and acquired intangibles	477,320	482,427
Operating lease assets	65,399	54,060
Other assets	121,447	118,172
TOTAL ASSETS	$3,939,485	$3,882,090

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$255,386	$227,652
Accrued salaries, wages and benefits	47,677	56,650
Accrued expenses	11,119	10,784
Current portion of debt obligations	54,825	54,710
Current portion of lease obligations	21,465	20,167
Unearned revenue	38,310	30,226
TOTAL CURRENT LIABILITIES	428,782	400,189
Long term debt	1,577,328	1,707,572
Stock warrant obligations	17,079	1,729
Post-retirement obligations	16,195	19,368
Long term lease obligations	45,591	34,990
Other liabilities	97,357	64,292
Deferred income taxes	291,767	285,248

STOCKHOLDERS’ EQUITY:
Preferred stock, 20,000,000 shares authorized, including 75,000 Series A Junior Participating Preferred Stock	—	—
Common stock, par value $0.01 per share; 150,000,000 shares authorized; 65,761,436 and 65,240,961 shares issued and outstanding in 2024 and 2023, respectively	658	652
Additional paid-in capital	912,968	836,270
Retained earnings	605,256	589,209
Accumulated other comprehensive loss	(53,496)	(57,429)
TOTAL STOCKHOLDERS’ EQUITY	1,465,386	1,368,702
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,939,485	$3,882,090

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED SUMMARY OF CASH FLOWS (UNAUDITED)

(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023

OPERATING CASH FLOWS	$137,101	$192,198	$263,521	$408,576

INVESTING ACTIVITIES:
Aircraft acquisitions and freighter conversions	(43,153)	(138,556)	(115,048)	(303,164)
Planned aircraft maintenance, engine overhauls and other non-aircraft additions to property and equipment	(27,344)	(55,568)	(57,770)	(109,761)
Proceeds from property and equipment	25,219	585	26,114	10,445
Acquisitions and investments in businesses	—	—	(9,800)	(800)
TOTAL INVESTING CASH FLOWS	(45,278)	(193,539)	(156,504)	(403,280)

FINANCING ACTIVITIES:
Principal payments on secured debt	(331,218)	(65,103)	(471,323)	(90,317)
Proceeds from revolver borrowings	245,000	35,000	340,000	140,000
Payments for financing costs	—	(27)	—	(511)
Purchase of common stock	—	(14,956)	—	(36,874)
Taxes paid for conversion of employee awards	(72)	(25)	(535)	(1,578)
TOTAL FINANCING CASH FLOWS	(86,290)	(45,111)	(131,858)	10,720

NET INCREASE (DECREASE) IN CASH	$5,533	$(46,452)	$(24,841)	$16,016

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	$23,181	$89,602	$53,555	$27,134
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$28,714	$43,150	$28,714	$43,150

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES

PRETAX EARNINGS FROM CONTINUING OPERATIONS AND ADJUSTED PRETAX EARNINGS SUMMARY

NON-GAAP RECONCILIATION

(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Revenues
CAM
Aircraft leasing and related revenues	$107,566	$115,281	$216,211	$232,355
Customer incentive	(3,097)	(3,903)	(6,193)	(8,933)
Total CAM	104,469	111,378	210,018	223,422
ACMI Services
ACMI services revenue	342,255	367,003	666,895	701,922
Customer incentive	(4,076)	(816)	(4,892)	(1,608)
Total ACMI Services	338,179	366,187	662,003	700,314
Other Activities	97,640	110,789	206,680	221,377
Total Revenues	540,288	588,354	1,078,701	1,145,113
Eliminate internal revenues	(51,878)	(59,015)	(104,774)	(114,679)
Customer Revenues	$488,410	$529,339	$973,927	$1,030,434

Pretax Earnings (Loss) from Continuing Operations
CAM, inclusive of interest expense	15,247	31,020	28,656	65,220
ACMI Services, inclusive of interest expense	(7,076)	24,054	(10,561)	21,643
Other Activities	2,973	(1,299)	5,280	(645)
Net, unallocated interest expense	(1,008)	(526)	(1,984)	(1,036)
Non-service components of retiree benefit costs	(1,086)	(3,218)	(2,171)	(6,436)
Net gain on financial instruments	2,946	1,818	5,301	78
Loss from non-consolidated affiliates	(1,254)	(2,107)	(1,333)	(2,513)
Earnings from Continuing Operations before Income Taxes (GAAP)	$10,742	$49,742	$23,188	$76,311

Adjustments to Pretax Earnings from Continuing Operations
Add contra-revenue from customer incentive	7,173	4,719	11,085	10,541
Add loss from non-consolidated affiliates	1,254	2,107	1,333	2,513
Less net gain on financial instruments	(2,946)	(1,818)	(5,301)	(78)
Less non-service components of retiree benefit costs	1,086	3,218	2,171	6,436
Add net charges for hangar foam incident	—	(28)	—	13
Adjusted Pretax Earnings (non-GAAP)	$17,309	$57,940	$32,476	$95,736

Adjusted Pretax Earnings (non-GAAP) excludes certain items included in GAAP-based Pretax Earnings (Loss) from Continuing Operations before Income Taxes because these items are distinctly different in their predictability among periods, or not closely related to our operations. Presenting this measure provides investors with a comparative metric of fundamental operations, while highlighting changes to certain items among periods. Adjusted Pretax Earnings should not be considered an alternative to Earnings from Continuing Operations Before Income Taxes or any other performance measure derived in accordance with GAAP.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES

ADJUSTED EARNINGS FROM CONTINUING OPERATIONS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION

NON-GAAP RECONCILIATION

(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023

Earnings (Loss) from Continuing Operations Before Income Taxes	$10,742	$49,742	$23,188	$76,311
Interest Income	(218)	(180)	(457)	(395)
Interest Expense	21,403	16,672	43,391	32,377
Depreciation and Amortization	91,879	82,691	182,259	167,419
EBITDA from Continuing Operations (non-GAAP)	$123,806	$148,925	$248,381	$275,712
Add contra-revenue from customer incentive	7,173	4,719	11,085	10,541
Add start-up loss from non-consolidated affiliates	1,254	2,107	1,333	2,513
Less net gain on financial instruments	(2,946)	(1,818)	(5,301)	(78)
Less non-service components of retiree benefit costs	1,086	3,218	2,171	6,436
Add net charges for hangar foam fire suppression system discharge	—	(28)	—	13

Adjusted EBITDA (non-GAAP)	$130,373	$157,123	$257,669	$295,137

Management uses Adjusted EBITDA (non-GAAP, defined below) to assess the performance of the Company's operating results among periods. It is a metric that facilitates the comparison of financial results of underlying operations. Additionally, these non-GAAP adjustments are similar to the adjustments used by lenders in the Company’s senior secured credit facility to assess financial performance and determine the cost of borrowed funds. The adjustments also remove the non-service cost components of retiree benefit plans because they are not closely related to ongoing operating activities. To improve comparability between periods, the adjustments also exclude from EBITDA from Continuing Operations the recognition of charges related to the discharge of a foam fire suppression system in a Company aircraft hangar, net of related insurance recoveries. Management presents EBITDA from Continuing Operations (defined below), as a subtotal toward calculating Adjusted EBITDA.

EBITDA from Continuing Operations (non-GAAP) is defined as Earnings (Loss) from Continuing Operations Before Income Taxes plus net interest expense, depreciation, and amortization expense. Adjusted EBITDA is defined as EBITDA from Continuing Operations less financial instrument revaluation gains or losses, non-service components of retiree benefit costs, amortization of warrant-based customer incentive costs recorded in revenue, charge off of debt issuance costs upon refinancing, costs from non-consolidated affiliates and charges related to the discharge of a foam fire suppression system, net of insurance recoveries.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES

CASH FLOWS

NON-GAAP RECONCILIATION

(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023

NET CASH FLOWS FROM OPERATING ACTIVITIES (GAAP)	$137,101	$192,198	$263,521	$408,576
Sustaining capital expenditures	(27,344)	(55,568)	(57,770)	(109,761)
ADJUSTED FREE CASH FLOW (non-GAAP)	$109,757	$136,630	$205,751	$298,815
Aircraft acquisitions and freighter conversions	(43,153)	(138,556)	(115,048)	(303,164)
Proceeds from property and equipment	25,219	585	26,114	10,445
Acquisitions and investments in businesses	—	—	(9,800)	(800)
FREE CASH FLOW (non-GAAP)	$91,823	$(1,341)	$107,017	$5,296

Sustaining capital expenditures includes cash outflows for planned aircraft maintenance, engine overhauls, information systems and other non-aircraft additions to property and equipment. It does not include expenditures for aircraft acquisitions and related passenger-to-freighter conversion costs.

Adjusted Free Cash Flow (non-GAAP) includes cash flow from operating activities net of expenditures for planned aircraft maintenance, engine overhauls and other non-aircraft additions to property and equipment. Free Cash Flow (non-GAAP) is net cash from operating activities reduced for net cash flows from investing activities.  Management believes that adjusting GAAP operating cash flows is useful for investors to evaluate the company's ability to generate adjusted free cash flow for growth initiatives, debt service, stock buybacks or other discretionary allocations of capital.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES

ADJUSTED EARNINGS AND ADJUSTED EARNINGS PER SHARE

NON-GAAP RECONCILIATION

(In thousands)

Management presents Adjusted Earnings and Adjusted Earnings Per Share, both non-GAAP financial measures, to provide additional information regarding earnings per share without the volatility otherwise caused by the items below among periods.

	Three Months Ended				Six Months Ended
	June 30, 2024		June 30, 2023		June 30, 2024		June 30, 2023
	$	$ Per Share	$	$ Per Share	$	$ Per Share	$	$ Per Share

Earnings from Continuing Operations - basic (GAAP)	$7,428		$38,022		$16,047		$58,163
Gain from warrant revaluation, net tax[1]	—		—		—		(148)
Convertible notes interest charges, net of tax [2]	158		780		317		1,556
Earnings from Continuing Operations - diluted (GAAP)	7,586	0.11	38,802	$0.49	16,364	$0.24	59,571	$0.73
Adjustments, net of tax
Customer incentive [3]	5,434	0.08	3,665	0.05	8,427	0.13	8,211	0.11
Non-service component of retiree benefits[4]	823	0.01	2,499	0.03	1,653	0.02	5,012	0.06
Derivative and warrant revaluation[5]	(2,232)	(0.02)	(1,411)	(0.02)	(4,034)	(0.06)	95	0.00
Loss from affiliates[6]	950	0.01	1,636	0.02	1,010	0.02	1,953	0.02
Hangar foam incident[7]	—	—	(22)	—	—	—	10	0.00
Adjusted Earnings and Adjusted Earnings Per Share (non-GAAP)	$12,561	$0.19	$45,169	$0.57	$23,420	$0.35	$74,852	$0.92

	Shares		Shares		Shares		Shares
Weighted Average Shares - diluted[1]	67,301		79,515		67,268		81,276

Adjusted Earnings and Adjusted Earnings Per Share should not be considered as alternatives to Earnings (Loss) from Continuing Operations, Weighted Average Shares - diluted or Earnings (Loss) Per Share from Continuing Operations or any other performance measure derived in accordance with GAAP. Adjusted Earnings and Adjusted Earnings Per Share should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP.

1.

Under U.S. GAAP, certain warrants are reflected as a liability and unrealized warrant gains are typically removed from diluted earnings per share (“EPS”) calculations, while unrealized warrant losses are not removed because they are dilutive to EPS. For each quarter, additional shares assumes that Amazon net settled its remaining warrants that were above the strike price. Each year reflects an average of the quarterly shares.

2.

Under U.S. GAAP, certain types of convertible debt are treated under the "if-convert method" if dilutive for EPS. Stock-based compensation awards are treated under the "treasury stock method" if dilutive for EPS. The non-GAAP presentation adds the dilutive effects that were excluded under GAAP.

3.	Removes the amortization of the warrant-based customer incentives which are recorded against revenue over the term of the related aircraft leases and customer contracts.
4.	Removes the non-service component effects of employee post-retirement plans.
5.	Removes gains and losses from financial instruments, including derivative interest rate instruments and warrant revaluations.
6.	Removes losses for the Company's non-consolidated affiliates.
7.	Removes charges related to the discharge of a foam fire suppression system in a Company aircraft hangar, net of related insurance recoveries.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES

AIRCRAFT FLEET

Aircraft Types
	June 30, 2023		December 31, 2023		June 30, 2024		December 3[1], 2024 Projected 1
	Freighter	Passenger	Freighter	Passenger	Freighter	Passenger	Freighter	Passenger
Aircraft in service
B767-200 [2]	24	3	22	3	18	3	17	3
B767-300	83	8	87	8	93	10	106	10
B777-200	—	3	—	3	—	3	—	3
B757-200	—	—	—	—	—	—	—	—
B757 Combi	—	4	—	4	—	4	—	4
A321-200	—	—	3	—	3	—	4	—
A330	—	—	—	—	—	—	2	—
Total Aircraft in Service	107	18	112	18	114	20	129	20

Aircraft available for lease
B767-200	2	—	1	—	—	—	—	—
B767-300	—	—	3	—	2	—	3	—
A321	—	—	—	—	—	—	5	—
A330	—	—	—	—	—	—	—	—
Total Aircraft Available for Lease	2	—	4	—	2	—	8	—

Aircraft in Cargo Modification
B767-300	20	—	9	—	5	—	2	—
A321	9	—	6	—	6	—	—	—
A330	—	—	2	—	4	—	3	—
Feedstock
B767	—	—	5	—	7	—	5	—
A321	—	—	—	—	—	—	—	—
A330	—	—	1		1		1
Total Aircraft	138	18	139	18	139	20	148	20

Aircraft in Service
	June 30,	December 31,	June 30,	December 31,
	2023	2023	2024	2024 Projected [1]

Dry leased without CMI	38	42	47	52
Dry leased with CMI	48	48	40	40
Customer provided for CMI	15	16	17	27
ACMI/Charter[3]	24	24	30	30

1.

Projected aircraft levels for December 31, 2024 include customer commitments for new leases, management's estimates of existing lease renewals, aircraft expected to complete the freighter modification process and scheduled aircraft acquisitions during 2024.

2.	As Boeing 767-200 aircraft are retired from service, management plans to use the engines and related parts to support the remaining Boeing 767 fleet and part sales.
3.

ACMI/Charter includes four Boeing 767 passenger aircraft leased from external companies through December 31, 2023 and six Boeing 767 passenger aircraft leased from external companies after December 31, 2023.